     As filed with the Securities and Exchange Commission on April 25, 2003

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           COOPER CAMERON CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                        76-0451843
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)

   1333 West Loop South, Suite 1700
            Houston, Texas                                     77027
(Address of Principal Executive Offices)                     (Zip Code)

                     COOPER CAMERON CORPORATION BROAD BASED
                               2000 INCENTIVE PLAN
                            (Full title of the plan)

                                William C. Lemmer
                  Vice President, General Counsel and Secretary
                           Cooper Cameron Corporation
                        1333 West Loop South, Suite 1700
                              Houston, Texas 77027
                     (Name and address of agent for service)

                                 (713) 513-3300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================
                                         Proposed     Proposed
                                          Maximum      Maximum
                            Amount       Offering     Aggregate       Amount of
Title of Securities           to be      Price Per    Offering      Registration
to be Registered (1)      Registered       Share(2)    Price(3)          Fee

Common Stock, par value   1,000,000(4)    $ 48.20   $ 48,200,000       $ 3,900
 $.01 per share
==============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1934, this registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated based on the reported New York Stock Exchange composite transactions high and low prices on April 22, 2003, which is within 5 business days prior to the date of filing of this registration statement.
(3)      Estimated solely for the purpose of calculating the filing fee.
(4) Each share of Common Stock offered hereby includes one purchase right issuable under the Cooper Cameron Corporation Rights Plan, which is exercisable upon the occurrence of certain specified events.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register 1,000,000 additional shares of common stock of Cooper Cameron Corporation, which have been reserved for issuance under the Cooper Cameron Corporation Broad Based 2000 Incentive Plan (the "Plan"). A total of 2,000,000 shares of the common stock reserved under the Plan have previously been registered and the contents of the registrant's Form S-8 Registration Statements (Nos. 333-46638, 333-61820 and 333-82082) relating to the same employee benefit plan are incorporated by reference in this registration statement. The Fourth Amendment to the Plan, as filed as Exhibit
10.6 to the Annual Report on Form 10-K for 2002 of Cooper Cameron Corporation, is incorporated by reference in this registration statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Cooper Cameron Corporation ("Cooper Cameron" or the "Company"), are incorporated herein by reference and made a part hereof:

     (a)  Annual Report on Form 10-K for the year ended December 31, 2002.

     (b) The description of the Registrant's capital stock contained in the Registration Statement on Form S-3 (File No. 333-96565), and any document filed which updates that description.

All reports subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of Cooper Cameron incorporated by reference in Cooper Cameron's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

     The opinion as to the legality of the securities registered hereunder is being given by William C. Lemmer, Vice President, General Counsel and Secretary of the Company. Mr. Lemmer is eligible to participate in the Cooper Cameron Corporation Broad Based 2000 Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Statutory Indemnification. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors; or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct; or (iii) by the stockholders.

     The amended certificate of incorporation and bylaws of the registrant require the registrant to indemnify the registrant's directors and officers to the fullest extent permitted under Delaware law, and to implement provisions pursuant to contractual indemnity agreements the registrant has entered into with its directors and executive officers. The amended certificate of incorporation limits the personal liability of a director to the registrant or its stockholders to damages for breach of the director's fiduciary duty. The registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted by such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

     The corporation's certificate of incorporation limits the personal liability of a director to the corporation or its stockholders for monetary damages for the breach of the directors' fiduciary duty.

     Contractual Indemnification. The corporation has entered into indemnification agreements with each of its directors under which the corporation has agreed to indemnify and advance expenses to each indemnitee as provided in the indemnification agreements to the fullest extent permitted by applicable law.

     In general, each indemnitee is entitled to the rights of indemnification if by reason of the indemnitee's corporate status he is or is threatened to be made a party to or a participant in any threatened, pending or completed proceeding. Subject to certain conditions, the corporation must indemnify the indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.

     In the case of a proceeding by or the right of the corporation no indemnification against expenses will be made in respect of any claim as to which the indemnitee shall have been adjudged to be liable to the corporation or if applicable law prohibits the indemnification. Nonetheless, if applicable law permits indemnification against expenses, indemnification will be made if and to the extent that the court in which the relative proceeding is pending shall so determine.

     If an indemnitee is not wholly successful in defense of a proceeding, but is successful on the merits or otherwise as to one or more but not less than all claims, the corporation will indemnify the indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each such claim as to which the indemnitee was successful on the merits or otherwise. An indemnitee will be successful on the merits or otherwise if, among other things, (i) the claim was terminated by withdrawal or dismissal with or without prejudice; (ii) a claim was terminated without any express finding of liability or guilt against the indemnitee with or without prejudice; or (iii) 120 days expires after the making of a claim or threat without the institution of the claim or threat, or settlement of a claim as to which the indemnitee pays less than $200,000.

     In no event is an indemnitee entitled to indemnification with respect to a claim to the extent applicable law prohibits the indemnification, or an admission is made by the indemnitee in writing to the corporation, or final nonappealable determination is made in a proceeding that the standard for conduct for indemnification under the indemnification agreement has not been met.

     Indemnitees also are entitled to indemnification if they are required to appear as a witness in any proceeding.

     The corporation must advance all reasonable expenses incurred by or on behalf of an indemnitee in connection with a proceeding within ten days after the receipt by the corporation of a statement from the indemnitee requesting the advance, whether before or after the final disposition of the proceeding. The indemnitee must repay amounts advanced only if and to the extent it is ultimately determined by a final nonappealable adjudication or arbitration decision that the indemnitee is not entitled to be indemnified against the expenses.

     The indemnification agreement also contains detailed procedures for determination of entitlement to indemnification and remedies for an indemnitee if it is determined that an indemnitee is not entitled to indemnification.

     If indemnification provided for in the indemnification agreement is held by a court to be unavailable to an indemnitee for any reason other than the indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to a criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful, the corporation is required to contribute to the amount of expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the indemnitee, in such proportion as is appropriate to reflect the relative benefits received by the indemnitee and the relative fault of the indemnitee versus the other defendants or participants in connection with the action or inaction that resulted in the expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equity considerations.

ITEM 8. EXHIBITS.

4.1 Second Amended and Restated Bylaws of Cooper Cameron Corporation, filed as Exhibit 3.3 to the Annual Report on Form 10-K for 2002 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 2003, and incorporated herein by reference.

4.2 Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Cooper Cameron Corporation, dated May 19, 1998, filed as Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.4 Form of Rights Agreement, dated as of May 1, 1995, between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 of the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.5 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6      Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as
         Exhibit 4.6 to the Registration Statement on Form S-8 filed with the SEC on September 26, 2000 (File No. 333- 46638) and incorporated herein by reference.

4.7 First Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as Exhibit 4.7 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2001 (File No. 333-61820) and incorporated herein by reference.

4.8 Second Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as Exhibit 4.8 to the Registration Statement on Form S-8 filed with the SEC on February 4, 2002 (File No. 333-82082) and incorporated herein by reference.

4.9 Third Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan. filed as Exhibit 4.9 to the Registration Statement on Form S-8 filed with the SEC on February 4, 2002 (File No. 333-82082) and incorporated herein by reference.

4.10 Fourth Amendment to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as Exhibit 10.6 to the Annual Report on Form 10-K for 2002 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 2003, and incorporated herein by reference.

*5.1 Opinion and Consent of William C. Lemmer, Vice President, General Counsel and Secretary of the Company.

*23.1 Consent of William C. Lemmer (contained in his opinion filed as Exhibit 5.1 hereto.)

*23.2     Consent of Independent Auditors.

*24.1 Powers of Attorney (included on the signature page of this registration statement).
---------
*Filed herewith

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for the purpose of determining any liability under the Securities Act of 1933:

          (i) The information omitted from the form of prospectus filed as a part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

          (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Sheldon R. Erikson and William C. Lemmer and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of April, 2003.

                                  COOPER CAMERON CORPORATION
                                  (Registrant)

                                  /s/ Franklin Myers
                                  -----------------------------------
                                  By:  Franklin Myers
                                       Senior Vice President and
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 24, 2003:

         Signature                       Title
         ---------                       -----

/s/  Sheldon R. Erikson                  Director, Chairman, President &
-------------------------
Sheldon R. Erikson                       Chief Executive Officer (principal
                                         executive officer)

/s/ Franklin Myers                       Senior Vice President & Chief
-------------------------                Financial Officer
Franklin Myers                           (principal financial officer)


/s/ Charles M. Sledge                    Vice President & Controller
-------------------------                (principal accounting officer)
Charles M. Sledge

Nathan M. Avery *                        Director

C. Baker Cunningham*                     Director

Lamar Norsworthy*                        Director

Michael E. Patrick*                      Director

David Ross*                              Director

Bruce W. Wilkinson*                      Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 24th day of April, 2003.

                                 COOPER CAMERON CORPORATION
                                 BROADBASED 2000 INCENTIVE PLAN

                                 ADMINISTRATIVE COMMITTEE

                                 /s/ Franklin Myers
                                 -------------------------------------------
                                 By:  Franklin Myers, Chairman

*By:     /s/ William C. Lemmer
     ---------------------------
         William C. Lemmer
         Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit                                                                                 Sequential
Number      Description                                                                  Page No.
--------------------------------------------------------------------------------------------------
4.1      Second Amended and Restated Bylaws of Cooper Cameron Corporation, filed as Exhibit 3.3 to the Annual Report on Form 10-K for 2002 of Cooper
         Cameron Corporation filed with the Securities and Exchange Commission on March 26, 2003, and incorporated herein by reference.

4.2      Amended and Restated Certificate of Incorporation of Cooper Cameron
         Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the
         Registration Statement on Form S-8 of Cooper Cameron Corporation
         (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Cooper Cameron Corporation, dated May 19, 1998, filed as Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron
         Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.4      Form of Rights Agreement, dated as of May 1, 1995, between Cooper
         Cameron Corporation and First Chicago Trust Company of New York, as
         Rights Agent, filed as Exhibit 4.1 of the Registration Statement on
         Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.5 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated
         November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form
         10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6      Cooper Cameron Corporation Broad Based 2000 Incentive Plan, filed as
         Exhibit 4.6 to the Registration Statement on Form S-8 filed with the SEC on September 26, 2000 (File No. 333-46638) and incorporated herein by reference.

4.7      First Amendment to the Cooper Cameron Corporation Broad Based 2000
         Incentive Plan, filed as Exhibit 4.7 to the Registration Statement on
         Form S-8 filed with the SEC on May 29, 2001 (File No. 333-61820) and incorporated herein by reference.

4.8      Second Amendment to the Cooper Cameron Corporation Broad Based 2000
         Incentive Plan, filed as Exhibit 4.8 to the Registration Statement on
         Form S-8 filed with the SEC on February 4, 2002 (File No. 333-82082) and incorporated herein by reference.


Exhibit                                                                                 Sequential
Number      Description                                                                  Page No.
--------------------------------------------------------------------------------------------------
4.9      Third Amendment to the Cooper Cameron Corporation  Broad Based 2000
         Incentive Plan. filed as Exhibit 4.9 to the Registration Statement on
         Form S-8 filed with the SEC on February 4, 2002 (File No. 333-82082)
         and incorporated herein by reference.

4.10     Fourth Amendment to the Cooper Cameron Corporation Broad Based 2000
         Incentive Plan, filed as Exhibit 10.6 to the Annual Report on Form 10-K for 2002 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 2003, and incorporated herein by reference.

*5.1     Opinion and Consent of William C. Lemmer, Vice President, General
         Counsel and Secretary of the Company.

*23.1 Consent of William C. Lemmer (contained in his opinion filed as Exhibit 5.1 hereto.)

*23.2    Consent of Independent Auditors.

*24.1 Powers of Attorney (included on the signature page of this registration statement).

---------
*Filed herewith